  As filed with the Securities and Exchange Commission on April 19, 1996
                                                  Registration No. _____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                                           63-0574085
      (State or other jurisdiction of              420 NORTH 20TH STREET         (I.R.S. Employer
      incorporation or organization)             BIRMINGHAM, ALABAMA 35203      Identification No.)
                                                      (205) 254-5000
                                            (Address, including zip code, and
                                          telephone number, including area code,
                                       of registrant's principal executive offices)

                                                    AUBREY D. BARNARD
                                                  420 NORTH 20TH STREET
                                                BIRMINGHAM, ALABAMA 35203
                                                     (205) 254-5000
                                            (Address, including zip code, and
                                          telephone number, including area code,
                                       of registrant's principal executive offices)

                            The Commission is requested to send copies of all communications to:
                                              C. LARIMORE WHITAKER, ESQ.
                                             BRADLEY, ARANT, ROSE & WHITE
                                              2001 PARK PLACE, SUITE 1400
                                               BIRMINGHAM, ALABAMA 35203
                                                    (205) 521-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective by the Securities and Exchange Commission.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [   ]


                                             CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                       Proposed
                                                       maximum
                                                      aggregate      Proposed maximum
                                    Amount to be      price per     aggregate offering         Amount of
Title of shares to be registered     registered        unit (*)          price (*)         registration fee
- -------------------------------------------------------------------------------------------------------------
 Common Stock, par value of
 $2.50 per share                 783,875 shares        $27 3/16        $21,311,601.56            $7,348.83

 Rights to Purchase Series
 A Junior Participating
 Preferred Stock                   348,389(1)
=============================================================================================================

(*) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee.
(1) Represents 4/9ths of a Right issued in respect of each share of Common Stock issued.
                            ________________________
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  PROSPECTUS

                            SOUTHTRUST CORPORATION

                                -------------

                        783,875 SHARES OF COMMON STOCK

                 The shares offered hereby are 785,000 shares of the common stock, par value $2.50 per share (the "Common Stock"), of SouthTrust Corporation, a Delaware corporation ("SouthTrust"). Such shares were acquired as of March 22, 1996 by the investors named in this Prospectus (the "Selling Stockholders") pursuant to the Agreement and Plan of Merger dated as of October 26, 1996, as amended, (the "Merger Agreement") among SouthTrust Bank of Florida, National Association, a national banking association ("ST-Bank") and Citizens Bank of Macclenny, a Florida banking corporation ("Citizens"), joined in by SouthTrust and SouthTrust of Florida, Inc. ("ST-Sub"), a Florida corporation and a wholly-owned subsidiary of SouthTrust. Pursuant to the Merger Agreement, Citizens has been merged with and into ST-Bank, and the stockholders of Citizens have received, in exchange for their shares of common stock of Citizens, shares of Common Stock of SouthTrust and cash in lieu of fractional interests of Common Stock of SouthTrust.

                 The shares offered hereby may be offered for resale by the Selling Stockholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, might be in excess of customary commissions). See "THE SELLING STOCKHOLDERS AND THE SHARES OF COMMON STOCK TO BE OFFERED" and "PLAN OF DISTRIBUTION."

                 SouthTrust will not receive any part of the proceeds from the sale of the shares by the Selling Stockholders. SouthTrust will bear all expenses (other than selling discounts and commissions and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by the Selling Stockholders. See "PLAN OF DISTRIBUTION."

                 SouthTrust Common Stock is subject to quotation by and is traded through the facilities of the Nasdaq National Market ("Nasdaq"). On April 18, 1996 the last sales price for the Common Stock of SouthTrust, as reported through Nasdaq, was $27.00 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with any offer to sell or sale of the securities with respect to which this Prospectus is issued and, if given or made, such information or representation must not be relied upon as having been authorized. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell to or a solicitation of an offer to buy from any person in any state in which any such offer or solicitation would be unlawful.

                    ________________________________________
                             SOUTHTRUST CORPORATION
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                            (TELEPHONE 205/254-5000)
                    ________________________________________

                THE DATE OF THIS PROSPECTUS IS APRIL 19, 1996.

                             AVAILABLE INFORMATION

                 SouthTrust is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied, upon payment of prescribed rates, at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2515 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, reports, proxy statements, information statements and other information concerning SouthTrust may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20096. This Prospectus does not contain all information set forth in the Registration Statements and Exhibits thereto which SouthTrust has filed with the Commission under the Securities Act and to which reference is hereby made.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                 The following documents filed by SouthTrust with the Commission are incorporated herein by reference as of their respective filing dates:

                 (1) SouthTrust's annual report on Form 10-K for the year ended December 31, 1995 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held on April 17, 1996) (Commission File No. 0-
3613);

                 (2) SouthTrust's Current Report on Form 8-K dated January 10, 1996 (Commission File No. 0-3613); and

                 (3) the description of SouthTrust's Common Stock appearing in SouthTrust's registration statement on Form S-3 (Registration No. 33-61823) under the caption, "DESCRIPTION OF CAPITAL STOCK - Description of Common Stock," as filed on August 15, 1995 with the Commission.

                 All documents subsequently filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of each such document. Any statement contained in this Prospectus or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of financial condition and funding in SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1995.

                 SouthTrust will provide, without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such a request is to be directed to Aubrey D. Barnard, SouthTrust Corporation, SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama 35203 (telephone number: (205) 254-5000).

                REGISTRATION STATEMENT AND CERTAIN OTHER MATTERS

                 A registration statement in respect of the shares of Common Stock of SouthTrust offered by this Prospectus has been filed with the Commission under the 1933 Act. For further information pertaining to SouthTrust and such shares, reference is made to such registration statement and to the exhibits and financial statements filed therewith or incorporated by reference therein as a part thereof. Statements in this Prospectus as to the contents of any document are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of such documents so filed or incorporated by reference.


                               IDENTITY OF ISSUER

                 The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and its telephone number is
(205) 254-5000.


                            THE SELLING STOCKHOLDERS
                                      AND
                    THE SHARES OF COMMON STOCK TO BE OFFERED

                 The Selling Stockholders received the shares of Common Stock being offered by this Prospectus in connection with the execution of, and the consummation of the transactions contemplated by, the Agreement and Plan of Merger, dated as of October 26, 1995, as amended (the "Merger Agreement"), among ST-Bank and Citizens, joined in by SouthTrust and ST-Sub. Pursuant to the Merger Agreement, Citizens has been merged with and into ST-Bank, and the stockholders of Citizens have received, in exchange for their shares of common stock of Citizens, shares of Common Stock of SouthTrust. The terms of the Merger Agreement provide that SouthTrust will register under the 1933 Act the shares of Common Stock of SouthTrust issued to the Selling Stockholders in the Merger, and the purpose of this Prospectus is to register for resale by the Selling Stockholders such shares of Common Stock of SouthTrust held by the Selling Stockholders.

                 Set forth below is a listing of the Selling Stockholders and the number of shares of Common Stock of SouthTrust held by each:

Selling Stockholder                                                                          Number of Shares
- --------------------------                                                                   ----------------
Jean B. and James M. Dowling                                                                    14,587
Inez M. Henson                                                                                  14,587
John D. Kennedy                                                                                 13,132
Frankie C. Knabb                                                                                56,905
R.E. Knabb                                                                                     148,829
Todd L. Knabb                                                                                   19,325
W. Cherill Mobley                                                                               13,132
Mary Peeler                                                                                      5,832
Paul E. Rhoden                                                                                  22,981
Blanche L. Ruis                                                                                 27,719
Eva Joyce Sigers                                                                               162,683
Larry R. Sigers                                                                                178,004
Larry Wendell Sigers                                                                            16,415
Mary Knabb Thornton                                                                              1,094
Thomas W. Thornton                                                                               1,094
Thornton Investments, Ltd.                                                                      71,131
Dwight Allen Williams                                                                           16,415

                 All of the shares being offered by the Selling Stockholders were acquired by them from SouthTrust as of March 22, 1996, the Effective Date of the Merger, in a transaction exempt from the registration provisions of the 1933 Act, pursuant to the Merger Agreement. None of the Selling Stockholders acquired in the Merger one percent or more of the total number of shares of Common Stock of SouthTrust which are outstanding and none of the Selling Stockholders for at least the three years prior to the Merger has held any position or office with SouthTrust or its affiliates. Certain of the Selling Stockholders, their associates and affiliates may from time to time be customers of, engage in transactions with, or perform services for, SouthTrust, its affiliated banks and other subsidiaries of SouthTrust in the ordinary course of business.


                              PLAN OF DISTRIBUTION

                 The sale of the shares offered hereby by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                 SouthTrust is paying all of the expenses of registering the shares offered hereby under the 1933 Act (other than selling discounts and commissions and fees and expenses of counsel and other advisors to the Selling Stockholders), including filing, printing, legal, accounting and miscellaneous expenses in connection with this offering.


                                 LEGAL OPINION

                 The legality of the securities offered hereby has been passed upon by Bradley, Arant, Rose & White, Birmingham, Alabama, counsel for SouthTrust. As of September 30, 1995, partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned, approximately 2,034,000 shares of Common Stock of SouthTrust.


                                    EXPERTS

                 The consolidated financial statements of SouthTrust and its subsidiaries incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, for the periods indicated in their reports thereon and have been incorporated herein by reference in reliance on the authority of said firms as experts in giving said reports.

                          NO DEALER, SALESMAN OR OTHER PERSON HAS
                 BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
                 ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
                 THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE
                 BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH
                 INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
                 UPON AS HAVING BEEN AUTHORIZED BY SOUTHTRUST
                 CORPORATION.  THIS PROSPECTUS DOES NOT CONSTITUTE
                 AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO                         SOUTHTRUST CORPORATION
                 BUY ANY OF THESE SECURITIES OFFERED HEREBY IN ANY
                 JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL
                 TO MAKE SUCH OFFER IN SUCH JURISDICTION.  EXCEPT
                 WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS
                 AS OF THE EFFECTIVE DATE OF THE REGISTRATION
                 STATEMENT.  NEITHER THE DELIVERY OF THIS                                 ________________________
                 PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY
                 CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE                               783,875 SHARES
                 HAS BEEN NO CHANGE IN THE AFFAIRS OF SOUTHTRUST                                COMMON STOCK
                 CORPORATION SINCE THE DATE HEREOF.
                                                                                               $2.50 PAR VALUE

                                                                                          _______________________



                                                                                                 PROSPECTUS
                                                                                            DATED APRIL 19, 1996


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                 Other expenses of issuance and distribution of the securities being offered hereby are estimated as follows:

                 SEC registration fee                                                         $          7,360
                *Legal fees and expenses                                                                 5,000
                *Accounting fees and expenses                                                            5,000
                *Blue Sky fees and expenses                                                              1,000
                *Printing and engraving expenses                                                           500
                *Miscellaneous expenses                                                                    500
                                                                                              ----------------

                 Total                                                                        $         19,360
                                                                                               ================

__________________________________

*Estimated


ITEM 15.         INDEMNIFICATION OF OFFICERS AND DIRECTORS

                 The Restated Certificate of Incorporation and the Bylaws of SouthTrust provide that SouthTrust shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of SouthTrust, against expenses (including attorney's fees), judgments, fines, and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SouthTrust, and, in the case of a derivative action on behalf of SouthTrust, SouthTrust shall indemnify such persons only against expenses and then only if he not be adjudged to be liable for negligence or misconduct. SouthTrust also maintains insurance coverage relating to certain liabilities of officers and directors.


ITEM 16.         EXHIBITS

                 2 Merger Agreement, dated as of October 26, 1995, and amended as of January 25, 1996 and January 30, 1996, among SouthTrust Bank of Florida, National Association and Citizens Bank of Macclenny, joined in by SouthTrust Corporation and SouthTrust of Florida, Inc.

                 *4(a) Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

                 *4(b) Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration
                                  Statement on Form 8-A (File No. 1-3613).

                 *4(c) Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as
                                  Exhibit 4(a) to SouthTrust Corporation's
                                  Registration Statement on Form S-3 (Reg. No.
                                  33-13637).

                 *4(d) Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).

                 *4(e) Composite Restated Bylaws of SouthTrust Corporation which were filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

                 *4(f) Composite Restated Certificate of Incorporation of SouthTrust Corporation which was filed as Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

                 5                Opinion of Bradley, Arant, Rose & White.

                 23(a) Consent of Bradley, Arant, Rose & White (included in Exhibit 5).

                 23(b)            Consent of Arthur Andersen LLP.

                 24               Powers of Attorney.

___________________________________________

*        Incorporated herein by reference.


ITEM 17.         UNDERTAKINGS

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)      To include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of this registration
                                           statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in this registration statement;

                                  (iii)    To include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in this registration
                                           statement or any material change to
                                           such information in the registration
                                           statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)      To remove from registration by means of
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of April 19, 1996.

                                               SOUTHTRUST CORPORATION


                                 By: /s/  Wallace D. Malone, Jr.
                                    -------------------------------------------
                                               Wallace D. Malone, Jr.
                                               Chairman of the Board


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ Wallace D. Malone, Jr.                          Chairman, Chief                            April 19, 1996
- ----------------------------------       Executive Officer, President, Director
      Wallace D. Malone, Jr.


/s/ Aubrey D. Barnard                           Secretary, Treasurer and                       April 19, 1996
- ----------------------------------          Controller (Principal Accounting
         Aubrey D. Barnard                       and Financial Officer)


                 *
                                                        Director                               April 19, 1996
- ----------------------------------
       Allen J. Keesler, Jr.

                 *
                                                        Director                               April 19, 1996
- ----------------------------------
         Herbert Stockham

                 *
                                                        Director                               April 19, 1996
- ----------------------------------
          T.W. Mitchell

                 *
                                                        Director                               April 19, 1996
- ----------------------------------
         Charles G. Taylor

                 *
                                                        Director                               April 19, 1996
- ----------------------------------
         William C. Hulsey

                 *
                                                        Director                               April 19, 1996
- ----------------------------------
         John M. Bradford

                 *
                                                        Director                               April 19, 1996
- ----------------------------------
    Wm. Kendrick Upchurch, Jr.

                 *
                                                        Director                               April 19, 1996
- ----------------------------------
         H. Allen Franklin

                 *
                                                        Director                               April 19, 1996
- ----------------------------------
         F. Crowder Falls


*By:  /s/ William L. Prater                                                                    April 19, 1996
     -----------------------------
         William L. Prater
         Attorney-in-Fact

                               INDEX TO EXHIBITS


   2 Merger Agreement, dated as of October 26, 1995, and amended as of January 25, 1996 and January 30, 1996, among SouthTrust Bank of Florida, National Association and Citizens Bank of Macclenny, joined in by SouthTrust Corporation and SouthTrust of Florida, Inc.

   *4(a) Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

   *4(b) Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration
                    Statement on Form 8-A (File No. 1-3613).

   *4(c) Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as
                    Exhibit 4(a) to SouthTrust Corporation's
                    Registration Statement on Form S-3 (Reg. No.
                    33-13637).

   *4(d) Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).

   *4(e) Composite Restated Bylaws of SouthTrust Corporation which were filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

   *4(f)            Composite Restated Certificate of
                    Incorporation of SouthTrust Corporation which was filed as Exhibit 4(f) to the Registration
                    Statement on Form S-4 of SouthTrust
                    Corporation (Registration No. 33-61557).

   5                Opinion of Bradley, Arant, Rose & White.

   23(a)            Consent of Bradley, Arant, Rose & White
                    (included in Exhibit 5).

   23(b)            Consent of Arthur Andersen LLP.

   24               Powers of Attorney.